FORM OF PROSPECTUS SUPPLEMENT
================================================================================

                                 $____________

                   COPELCO CAPITAL FUNDING LLC 2000-A, ISSUER

                        COPELCO CAPITAL, INC., SERVICER

                                  SERIES _____

                               LEASE-BACKED NOTES



The issuer will issue --

o  Eight classes of notes which are to be offered by this prospectus;

o Class E Lease-Backed Notes, which are not offered by this prospectus but serve as credit support to the notes offered by this prospectus.

The notes --

o Are backed by a pledge of assets of the issuer. The assets of the issuer securing the notes will include a pool of copier, electronic, manufacturing and healthcare equipment leases, and all of its interest in the equipment underlying the leases;

o  Receive distributions beginning on ________;

o  Represent debt obligations of Copelco Capital Funding LLC 2000-A; and

o  Currently have no trading market.

------------------------------------
YOU SHOULD READ THE SECTION
ENTITLED "RISK FACTORS" STARTING ON
PAGE __ OF THIS PROSPECTUS
SUPPLEMENT AND PAGE __ OF THE
PROSPECTUS AND CONSIDER THESE
FACTORS BEFORE MAKING A DECISION TO
INVEST IN THE NOTES.

This prospectus supplement may be used
to offer and sell the notes only if
accompanied by the prospectus.

The notes are only secured by the
assets of the issuer.  The notes are
not debt obligations of any other
person.

The notes will not be insured or
guaranteed by any governmental agency
or instrumentality.
------------------------------------

-------------------- --------------- ------------ -------- -------------- -----------------------------------------
                                                                                      Initial Ratings
                                     Underwriting Interest Initial Public -----------------------------------------
                     Issuance Amount   Discount     Rate   Offering Price
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class A-1 Notes      $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class A-2 Notes      $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class A-3 Notes      $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class A-4 Notes      $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class A-5 Notes      $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class B Notes        $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class C Notes        $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------
Class D Notes        $                          %        %             %
-------------------- --------------- ------------ -------- -------------- ------------- -------------- ------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [UNDERWRITER(S)]


               The date of this Prospectus Supplement is _______

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further applicable discussions. The following table of contents and table of contents in the accompanying prospectus provide the pages on which these captions are located.

          No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. The information in this document is accurate only as of the date of this document regardless of when this prospectus supplement and accompanying prospectus are delivered or when the notes are sold to you.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Important Notice About the Information Presented in This Prospectus
Supplement and the Accompanying Prospectus.....................................3
Summary........................................................................4
Lease-Backed Notes Series _____................................................4
   Issuer......................................................................4
   Manager.....................................................................4
   Servicer....................................................................4
   Trustee.....................................................................4
   The Pledged Assets..........................................................4
   Leases......................................................................4
   Cut-off Date................................................................4
   Payment Date................................................................5
   Determination Date..........................................................5
   Record Date.................................................................5
   Issuance Date...............................................................5
   Denominations...............................................................5
   Priority of Distributions...................................................5
   Reserve Account.............................................................6
   Optional Redemption.........................................................6
   Final Scheduled Payment Date................................................6
   Federal Income Tax Consequences.............................................6
   ERISA Considerations........................................................6
   Ratings.....................................................................6
Risk Factors...................................................................7
Use of Proceeds................................................................8
The Series Pool................................................................8
Management's Discussion and Analysis of Financial Condition...................17
Description of the Notes......................................................18
Security for the Notes........................................................33
The Indenture Trustee.........................................................33
Legal Matters Affecting a Lessee's  Rights and Obligations....................33
Material Federal Income Tax Consequences......................................34
ERISA Considerations..........................................................35
Underwriting..................................................................36
Experts.......................................................................38
Legal Matters.................................................................38
Rating of the Offered Notes...................................................38

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

          This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

          IF THE PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

          The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit information contained in the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                    SUMMARY

     o This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

     o This summary provides an overview of various calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.


                               LEASE-BACKED NOTES
                                  SERIES _____

     The issuer will issue the notes offered by this prospectus supplement in book-entry form through the facilities of The Depository Trust Company.


ISSUER

o Copelco Capital Funding LLC 2000-A. The address of the issuer is 700 East Gate Drive, Mt. Laurel, NJ 08054.

o The issuer will be a limited liability company formed under the laws of the State of Delaware.

MANAGER

The issuer will be managed by Copelco Manager, Inc. The address of the manager is 700 East Gate Drive, Mt. Laurel, NJ 08054.

SERVICER

Copelco Capital, Inc. The address of the servicer is One International Boulevard, Mahwah, NJ 07430.

TRUSTEE

Manufacturers and Traders Trust Company. The address of the trustee is One M&T Plaza, Buffalo, NY 14248.

THE PLEDGED ASSETS

The issuer will pledge its property to secure payments on the notes. The pledged assets will include a pool of leases, cash on deposit in a reserve account and the collection account and other assets as described in detail elsewhere in this prospectus supplement.

LEASES

o On or about ______, Copelco Capital, Inc. will contribute to the issuer a pool of leases and the applicable equipment. Payments on the notes will be made from payments on these leases.

o The leases will include copier, electronic, manufacturing and healthcare equipment leases.

o The lessees under the leases are primarily hospitals, non-hospital medical facilities, physicians, and businesses.

o The leases are triple-net leases, which means that the lessees are required to pay all taxes, maintenance and insurance associated with the equipment. The leases are non-cancelable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees without right of offset for any reason.

o We will calculate the principal value of the pool of leases at any time by discounting their remaining payments (except for minor charges and delinquent payments) at a rate equal to _____%.

o We will pay the notes from payments on the leases. Noteholders should not rely on the sale of leased equipment for payments on the notes.

CUT-OFF DATE

The opening of business on _______.

PAYMENT DATE

The ____ day of each month if the ________ is a business day. If the _________ is not a business day, the payment date will be the following day that is a business day. The first payment date will be ______.

DETERMINATION DATE

Five business days before the payment date. The trustee will calculate the amounts to be paid on the notes on this date.

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

ISSUANCE DATE

On or about _______.

DENOMINATIONS

The issuer will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the issuer will distribute the amounts received on the leases and any other collections available as property of the issuer as follows:

Interest Distributions

On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

Principal Distributions

On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:

o to the Class A-1 noteholders only, until the principal amount on the Class A-1 Notes has been reduced to zero;

o    when the Class A-1 Notes have been paid in full:

     o to the Class A-2 noteholders, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o when the Class A-2 Notes have been paid in full, to the Class A-3 noteholders, until the principal amount on the Class A-3 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o when the Class A-3 Notes have been paid in full, to the Class A-4 noteholders, until the principal amount on the Class A-4 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o when the Class A-4 Notes have been paid in full, to the Class A-5 noteholders, until the principal amount on the Class A-5 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o to the Class B noteholders, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o to the Class C noteholders, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o to the Class D noteholders, an amount generally equal to _____% of the decrease in the principal value of the leases;

     o to the Class E noteholders, an amount generally equal to _____% of the decrease in the principal value of the leases.

This general description of distributions of principal to the notes is subject to certain targets and floors. We refer you to "Descriptions of the Notes--Distributions" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

RESERVE ACCOUNT

The trustee will hold the reserve account. The servicer will deposit collections received from the leases into the reserve account on any payment date after interest and principal payments on the notes have been made. The servicer will continue to make those deposits until the balance in the reserve account is at the lesser of 1% of the principal value of the leases at __________ and the outstanding principal amount of the notes. We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders.

OPTIONAL REDEMPTION

The issuer may, on any payment date, redeem the notes when the total lease principal balance of the performing leases is less than or equal to 10% of the total principal value of the leases as of ______. If a redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

FINAL SCHEDULED PAYMENT DATE

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1         ______________
Class A-2         ______________
Class A-3         ______________
Class A-4         ______________
Class A-5         ______________
Class B           ______________
Class C           ______________
Class D           ______________


Final payment on the notes will probably be earlier than the final scheduled payment date set out above for the applicable class of notes.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

o Dewey Ballantine LLP, special tax counsel to the issuer and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

o Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that that discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the offered notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

o The issuer will not issue the notes unless they have been assigned the ratings set out on the cover page of this prospectus supplement.

o You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF   Adverse economic conditions or other factors
   LEASES MAY ADVERSELY       particularly affecting any state or region where a
   AFFECT THE LEASES          high concentration of leases is located could
                              adversely affect the performance on the leases.
                              As of _________, approximately ______%, ______%,
                              ______% and ______% of the leases (based on the statistical discounted present value of the leases) were located in ________, _______, _______
                              and ______, respectively. No other state accounts for more than 5% of the leases. The issuer is unable to determine and has no basis to predict, with respect to any state or region, whether those events have occurred or may occur, or to what extent those events may affect the leases or the repayment of amounts due under the notes.

RISKS ASSOCIATED WITH YEAR    The servicer is faced with the task of completing
   2000 COMPLIANCE            its goals for compliance in connection with the
                              year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Although the servicer reasonably believes that its servicing system will be year
                              2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if its computer systems and software, and those of its material suppliers, customers, brokers and agents will be year 2000 compliant.

                              In the event that the servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the servicer's performance of its obligations under the Assignment and Servicing Agreement could be adversely affected. This could result in delays in processing payments on the leases and could cause a delay in distributions to you.

                                USE OF PROCEEDS

          The net proceeds from the sale of the Notes will be distributed to the owners of Copelco Capital Funding LLC 2000-A (the "Issuer"). The distribution will occur after the contribution by Copelco Capital, Inc. ("Copelco Capital" or in its capacity as servicer, the "Servicer") of the pool of copier, electronics, manufacturing, and healthcare equipment lease contracts (each a "Lease Contract", collectively the "Lease Contracts"), including payments due thereunder (together with the Lease Contracts, the "Leases") and interests in the applicable equipment (the "Equipment") to the Issuer. The net proceeds will be utilized to repay bank debt and for general corporate purposes.

                                THE SERIES POOL

          THE LEASES. As of the opening of business on ___________ (the "Cut-Off Date"), the Notes will be secured by a pool of Leases (the "Series Pool"). The Lessees (as defined below) are primarily hospitals, medical facilities, physicians and business owners throughout the United States. The Leases were originated or acquired by the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group of Copelco Capital (or their predecessors) (collectively, the "Origination Groups"). See "Security for the Notes" and "Legal Matters Affecting a Lessee's Rights and Obligations." Unless otherwise noted, the statistical information included below was computed using the Statistical Discounted Present Value of the Leases (as defined below) as of the Cut-Off Date. The actual principal value of the Leases on _______ (the "Issuance Date") will be calculated using the Discounted Present Value of the Leases (as defined below). The Statistical Discounted Present Value of the Leases as of the Cut-Off Date will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date.

          The Leases are triple-net leases, which means that the terms of the Leases require the lessees to pay all taxes, maintenance and insurance associated with the Equipment, and impose no affirmative obligations on the lessor, and are non-cancelable by the Lessees (as defined below). Under agreed upon conditions, however, Copelco Capital may consent to prepayment of the Leases. Generally, Copelco Capital will consent to a prepayment of a lease where the Lessee is upgrading the Equipment. All payments under the Leases are absolute, unconditional obligations of the hospitals, non-hospital medical facilities, physicians, businesses and individual business owners who lease the Equipment (each, a "Lessee," and collectively, the "Lessees"). Lessees are without right of offset for any reason. Those payments will be made by the Lessees to the Servicer for the account of Copelco Capital Funding LLC 2000-A.

          Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease Contract, the schedules, among other things, establish the periodic payments and the term of the Lease with respect to that Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. The weighted average remaining term of the Series Pool is _______ months. Copelco Capital will represent and warrant that, as of the Cut-Off Date, all Leases will be current or less than 63 days delinquent and, as of the initial Determination Date (as defined below), all Lessees will have made at least one payment.

          Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with Copelco Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Those insurance proceeds will constitute Casualty Payments (as defined below). Subject to agreed upon exceptions, if the Lessee does not provide evidence of insurance coverage within 90 days of the commencement of the Lease, Copelco Capital may obtain insurance and invoice the Lessee for the cost thereof. Any defaults under a Lease (as such, a "Non-Performing Lease," as defined below) permit a declaration, as immediately due and payable, of all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

          "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. Copelco Capital, Inc. will represent and warrant that, as of the Cut-Off Date, none of the Leases are Non-Performing Leases.

          The Servicer's customary practices with respect to Non-Performing Leases include action as is necessary to cause, or attempt to cause, the Lessee thereunder to cure the non-performance or to terminate the lease and recover the outstanding amount owed under the lease and all damages resulting from any default on the Non-Performing Leases. The Servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the lease.

          At the end of the Lease term, the Lessee must return the Equipment with certification from the manufacturer that the Equipment is in good working order, normal wear and tear excepted, unless the Lease is renewed or the Equipment is purchased by the Lessee.

          Historically, approximately 90% of the Equipment leased by the Origination Groups is purchased or re-leased by the original Lessee at the expiration of the lease term. In accordance with the terms of the Leases, the Lessee is generally required to advise Copelco Capital 90 to 120 days prior to the Lease termination of its intent to return the Equipment at the expiration of the Lease. In most cases, the failure by a Lessee to so advise Copelco Capital results in an automatic renewal of the Lease for a specified period. For Equipment which is returned to Copelco Capital by the Lessees, Copelco Capital participates in an active secondary market for the sale of used Equipment.

          THE EQUIPMENT. The Equipment subject to the Leases is purchased by Copelco Capital under direct specifications and instructions from the Lessees. As of the Cut-Off Date, the Series Pool had approximately 93 equipment categories.

          INFORMATION WITH RESPECT TO THE LEASES AND THE LESSEES. The following tables summarize information with respect to the Leases and the Lessees as of the Cut-Off Date. The Issuer is not aware of any trends or changes relating to the data in the following tables that would be expected to impact the future performance of the Leases.

          THE PLEDGED ASSETS. The assets pledged to secure the Notes (the "Pledged Assets") will consist of a pool of copier, electronic, manufacturing, and healthcare equipment lease contracts, including payments due thereunder and interests in the applicable leased equipment acquired or originated by Copelco Capital and transferred to the Issuer. The Pledged Assets will, in addition, include the funds on deposit in Collection Account (as defined below) and the Reserve Account (as defined below).

                                                 DISTRIBUTION OF LEASES BY STATE

                                                                               PERCENTAGE OF                       PERCENTAGE OF
                                                            STATISTICAL         STATISTICAL                          AGGREGATE
                                         PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE         ORIGINAL
                           NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
          STATE             LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
Alaska                                                    $                                      $
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
West Virginia
Wyoming

================================================================================================================================

Total                                       100.000%      $                      100.000%        $                    100.000%

================================================================================================================================

                                                 DISTRIBUTION OF LEASES BY LEASE BALANCE

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
   STATISTICAL DISCOUNTED                   PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
      PRESENT VALUE OF        NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
        THE LEASES             LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
$    0.01   -      5,000.00                                   $                                      $
   5,000.01 -     10,000.00
  10,000.01 -     15,000.00
  15,000.01 -     20,000.00
  20,000.01 -     25,000.00
  25,000.01 -     50,000.00
  50,000.01 -    100,000.00
 100,000.01 -    500,000.00
 500,000.01 -  1,000,000.00
  greater than 1,000,000.00
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================



                                           DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
  REMAINING TERM (MONTHS)      LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
         0 - 12                                               $                                      $
        13 - 24
        25 - 36
        37 - 48
        49 - 60
        61 - 84
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================


                                        DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
  ORIGINAL TERM (MONTHS)       LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
         0 - 12                                               $                                      $
        13 - 24
        25 - 36
        37 - 48
        49 - 60
        61 - 72
        73 - 96
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================


                                            DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
       LEASE TYPE              LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
Finance Lease                                                 $                                      $
Operating Lease
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================


                                           DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
     PURCHASE OPTION           LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
Fixed Purchase Option                                         $                                      $
Fair Market Value
Nominal Buyout
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================


                                               DISTRIBUTION OF LEASES BY DELINQUENCIES

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
      DAYS DELINQUENT          LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
         0 - 29                                               $                                      $
        30 - 59
        60 - 62
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================

                                              DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
      EQUIPMENT TYPE           LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
Multiple Product                                              $                                      $
Anesthesia Equipment
Automated Chemistry Systems
Automated Hematology Systems
Automated Test Equipment
Automobile Shop
C.T. Systems
Carts, Stretchers, Wheel Chairs
Cash Registers
Cobalt and X-Ray Therapy
   Equipment
Communication Equipment
Computer Systems-Doctors &
   Hospitals
Computer
Construction Equipment
Copiers
Cranes and Derricks
Data Processing
Dental Operatory Equipment
Digital Cameras
Document Imaging Equipment
ECG (EKG) and Defibrillators
EEG
Electronics Production
   Equipment
Fabrication Equipment
Facsimiles
Food Processing
Furniture and Fixtures
Gamma Cameras
Heating and Air
Holter Monitors
Home Healthcare Equipment
Hospital Room Equipment
Hosp Beds; Elec. Stryker FRMS,
   Burn Beds
Image Setters
Industrial Production
Jukeboxes/storage
Laminating Devices
Lasers
Laundry, Kitchen, Food Srvc
   Eqp., Central Supply
Laundry Equipment Lift Trucks
Leasehold Improvements
Lift Trucks
Linear Accelerators
Lithotripters and Dialysis
   Equipment
Machine Tools
Mailing Equipment
Mammography
Materials Handling
Mobile X-Ray Systems

                                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                               STATISTICAL         STATISTICAL                          AGGREGATE
                                            PERCENTAGE OF       DISCOUNTED          DISCOUNTED        AGGREGATE          ORIGINAL
                              NUMBER OF       NUMBER OF      PRESENT VALUE OF     PRESENT VALUE        ORIGINAL         EQUIPMENT
      EQUIPMENT TYPE           LEASES          LEASES             LEASES            OF LEASES       EQUIPMENT COST        COST
---------------------------   ---------     -------------    ----------------    ---------------    --------------    -------------
Medical Equipment
Microfilm Equipment
Micrographics
Misc. Comm. & Indus. Equip.
Misc Lab Eqp
Misc Vet Eqp; Cages, Scales,
   Tables
Misc X-Ray Eqp
Miscellaneous
MRI Systems
Office Furniture & Equipment
Operating Microscopes
Opthlmc Diag Eqp (Slit Lamps,
   Tonometers)
Opt Eqp; Lens Grinding,
   Resurfacing
Packaging Equipment
Patient Monitoring Systems
Patient Room Furnishing &
   Fixtures
Phone, TV, Comm Equipment
Photo Equipment
Photocopy Equipment
Physician Misc Medical Eqp &
   Exam Tables
Physician Office Furn, Fixtures
   and Phones
Podiatry Equipment
Printing Equipment
Processing Equipment
Pulse Oximetry Equipment
Radiographic Fluoroscopic
   Systems
Respiratory Therapy Equipment
Restaurant, Motel Equipment
Sales Tax
Scanners
Security Systems
Standard Printers
Standard Test Systems
Standard X-Ray Systems
Surgical Equip. Scopes,
   Electrosurgical
Telephone
Telex
Transportation
Ultrasound
Vending Machines
Wide Format Printers
Woodworking
Working Capital
X-Ray Spec Systems;
   Angiography
===================================================================================================================================

Total                                       100.000%          $                  100.000%            $                100.000%

===================================================================================================================================

1    The following abbreviations used in this table have the following meanings:
     "Eqp." -- Equipment
     "Misc." -- Miscellaneous

          HISTORICAL DELINQUENCY INFORMATION. A Lease is generally evaluated by Copelco Capital for write-down when they become over 92 days delinquent. General delinquency information for equipment leases not written down in the Origination Groups that are owned by Copelco Capital is presented below.


                                                      HISTORICAL DELINQUENCY EXPERIENCE


                                                     COPELCO CAPITAL COMBINED PORTFOLIO

                            DECEMBER 31, 1998     DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                            -----------------     -----------------   -----------------   -----------------   -----------------

     Total Receivables
     Balance (1)            $                     $                   $                   $                   $
     --------------------------------------------------------------------------------------------------------------------------
     No. of
        Delinquent
        Days
     30-59 days
     60-89 days
     90 Days+
     --------------------------------------------------------------------------------------------------------------------------
     Total Delinquencies    $                     $                   $                   $                   $

(1)    The Total Receivables Balance is equal to the aggregate future rent owing on the Leases.



                                                            BUSINESS TECHNOLOGY

                            DECEMBER 31, 1998     DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                            -----------------     -----------------   -----------------   -----------------   -----------------

     Total Receivables
     Balance (1)            $                     $                   $                   $                   $
     --------------------------------------------------------------------------------------------------------------------------
     No. of
        Delinquent
        Days
     30-59 days
     60-89 days
     90 Days+
     --------------------------------------------------------------------------------------------------------------------------
     Total Delinquencies    $                     $                   $                   $                   $

(1)    The Total Receivables Balance is equal to the aggregate future rent owing on the Leases.



                                                 HEALTHCARE AND COMMERCIAL & INDUSTRIAL GROUP

                            DECEMBER 31, 1998     DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                            -----------------     -----------------   -----------------   -----------------   -----------------

     Total Receivables
     Balance (1)            $                     $                   $                   $                   $
     --------------------------------------------------------------------------------------------------------------------------
     No. of
        Delinquent
        Days
     30-59 days
     60-89 days
     90 Days+
     --------------------------------------------------------------------------------------------------------------------------
     Total Delinquencies    $                     $                   $                   $                   $

(1)    The Total Receivables Balance is equal to the aggregate future rent owing on the leases.

          HISTORICAL DEFAULT EXPERIENCE. All accounts assessed over 92 days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for Leases in the Origination Groups that are owned and serviced by Copelco Capital for the period January 1, 1994 to December 31, 1998 is set forth below.


                                            HISTORICAL CHARGE-OFF EXPERIENCE
                                                 (DOLLARS IN THOUSANDS)

                                           COPELCO CAPITAL COMBINED PORTFOLIO

                                     DECEMBER 31,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                         1998              1997           1996           1995           1994
                                     ------------      ------------   ------------   ------------   ------------
     Average Receivables
     Outstanding (1)                 $                 $              $              $              $
     -----------------------------------------------------------------------------------------------------------
     Net Losses                      $                 $              $              $              $

     Net Losses as a % of Avg.
     Receivables

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the Leases.


                                                       BUSINESS TECHNOLOGY
                                                      (DOLLARS IN THOUSANDS)

                                     DECEMBER 31,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                         1998              1997           1996           1995           1994
                                     ------------      ------------   ------------   ------------   ------------
     Average Receivables
     Outstanding (1)                 $                 $              $              $              $
     -----------------------------------------------------------------------------------------------------------
     Net Losses                      $                 $              $              $              $

     Net Losses as a % of Avg.
     Receivables

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the Leases.


                                             HEALTHCARE COMMERCIAL & INDUSTRIAL GROUP
                                                     (DOLLARS IN THOUSANDS)

                                     DECEMBER 31,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                         1998              1997           1996           1995           1994
                                     ------------      ------------   ------------   ------------   ------------
     Average Receivables
     Outstanding (1)                 $                 $              $              $              $
     -----------------------------------------------------------------------------------------------------------
     Net Losses                      $                 $              $              $              $

     Net Losses as a % of Avg.
     Receivables

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the Leases.


          There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

          As of the date of this Prospectus Supplement, the Issuer has had no operating history. The net proceeds of the sale of the Notes will be distributed to the owners of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from Copelco Capital and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only those activities that relate to the leases and lease receivables.

          DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGER OF THE ISSUER. The following table sets forth the executive officers and directors of Copelco Manager, Inc., the manager of the Issuer ("Manager") and their ages and positions as of May 25, 1999. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer to a limited extent. Most of the actions pertaining to maintaining and servicing the assets will be performed by the Servicer.

------------------------------------------------------------------------------------------------
Name                       Age     Position
------------------------------------------------------------------------------------------------

Ian J. Berg                55      Chairman of the Board (Principal Executive Officer), Director
Robert J. Lemenze, Jr.     39      President, Chief Operating Officer
John Hakemian              58      Director
Nicholas Antonaccio        50      Vice President of Finance
Takeshi Okumura            47      Director
Stephen W. Shippie         47      Vice President
Spencer Lempert            52      Secretary

          Ian J. Berg has served as Chairman of the Board (Principal Executive Officer) and Director of the Manager since being appointed/elected on February 23, 1999. Mr. Berg founded Copelco Financial Services Group, Inc. ("Copelco Financial") in October 1972 and has continuously served as its President and CEO from inception. Prior to founding Copelco Financial, Mr. Berg served as Senior Vice President and Director of MDC Corporation (an AMEX listed corporation) and as President and Director of MDC Leasing Corporation from 1967 through 1972. He is a past Vice President and Director of the Equipment Leasing Association (the industry trade association) and a founder, past officer and Director of the Eastern Association of Equipment Lessors.

          Robert J. Lemenze, Jr. has served as President of the Manager since being appointed/elected on February 23, 1999. Mr. Lemenze was elected President and Chief Operating Officer of Copelco Capital in January 1997. Prior to this he served as Vice President of Sales and head of the Document Imaging Sales Group since joining Copelco Capital in 1987.

          John Hakemian has served as Director since being elected on February 23, 1999. For the last five years, Mr. Hakemian has served, initially, as the chief financial officer for a subsidiary of Itochu International (the Issuer's ultimate parent company in the United States) and, more recently, as the Vice President of Finance of Itochu International Enterprise.

          Nicholas Antonaccio has served as Vice President - Finance and Treasurer since being elected on February 23, 1999. Mr. Antonaccio joined Copelco Capital as a Senior Vice President and Chief Financial Officer in September 1995. He formerly served as the Treasurer of Concord Leasing Company.

          Takeshi Okumura has served as Director since being elected on May 5, 1999. [Background to be provided]

          Stephen W. Shippie has served as Vice President since being elected on February 23, 1999. For the last five years, Mr. Shippie has served as the Vice President of Finance of Copelco Financial.

          Spencer Lempert has served as Secretary since being elected on February 23, 1999. For the last five years, Mr. Lempert has served as the General Counsel for Copelco Financial.

          None of the above-listed directors and officers of the Manager will be compensated directly by the Issuer or the Manager nor with any funds or assets of the Issuer or the Manager nor will any of those directors and officers receive compensation in the capacities in which they act for the Manager of the Issuer.


                            DESCRIPTION OF THE NOTES

          GENERAL. The ____% Class A-1 Lease-Backed Notes (the "Class A-1 Notes"), _____% Class A-2 Lease-Backed Notes (the "Class A-2 Notes"), _____% Class A-3 Lease-Backed Notes (the "Class A-3 Notes"), _____% Class A-4 Lease-Backed Notes (the "Class A-4 Notes") and _____% Class A-5 Lease-Backed Notes (the "Class A-5 Notes, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the "Class A Notes"), _____% Class B Lease-Backed Notes (the "Class B Notes"), _____% Class C Lease-Backed Notes (the "Class C Notes") and _____% Class D Lease-Backed Notes (the "Class D Notes," together with the Class A Notes, the Class B Notes and the Class C Notes, the "Offered Notes") and the _____% Class E Lease-Backed Notes (the "Class E Notes," together with the Offered Notes, the "Notes") will be issued in accordance with the Indenture (the "Indenture") between the Issuer and the Trustee. The following statements with respect to the Notes is a summary of all material terms relating to a description of the Offered Notes. However, investors in the Offered Notes should review the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus Supplement forms a part. Whenever any particular section of the Indenture or any term used in the Indenture is referred to, the section in the Indenture or the term used should be reviewed by you in order to fully understand this offering.

          The Offered Notes represent secured debt obligations of the Issuer secured by the Pledged Assets. The privately placed Class E Notes represent subordinated debt obligations of the Issuer secured by defined assets in the Pledged Assets as provided in the applicable Indenture. The Class E Notes are subordinated to the Offered Notes for the purpose of, among other things, offsetting losses and other shortfalls. Neither represents an interest in or recourse obligation of Copelco Capital or any of its other affiliates other than the Issuer. The Issuer is a Delaware limited liability company with limited assets. Consequently, the holders of the notes must rely solely upon the Leases, the interests in the Equipment and funds on deposit in the Collection Account and the Reserve Account, for payment of principal of and interest on the Offered Notes.

          The combined aggregate principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The Discounted Present Value of the Leases, at any given time, shall equal the future remaining scheduled payments from the applicable Leases (including Non-Performing Leases), discounted at the Discount Rate, as set forth in the Indenture.

          INTEREST RATES. The Notes will bear interest from the Issuance Date at the applicable interest rate for the respective class as presented below. The Interest Rate is calculated on the basis of a year of 360 days comprised of twelve 30-day months, except in the case of the Class A-1 Notes, for which interest will be calculated on the basis of a year of 360 days and the actual number of days in the interest accrual period, payable on the fifteenth day of each month (or if that day is not a business day the next succeeding business day), to the person in whose name the Note was registered at the close of business on the preceding Record Date (as defined below). The interest rate for the Notes is as follows: ____% per annum on the Class A-1 Notes (the "Class A-1 Interest Rate"), _____% per annum on the Class A-2 Notes (the "Class A-2 Interest Rate"), _____% per annum on the Class A-3 Notes (the "Class A-3 Interest Rate"), _____% per annum on the Class A-4 Notes (the "Class A-4 Interest Rate"), _____% per annum on the Class A-5 Notes (the "Class A-5 Interest Rate"), _____% per annum on the Class B Notes (the "Class B Interest Rate"), _____% per annum on the Class C Notes (the "Class C Interest Rate"), _____% per annum on the Class D Notes (the "Class D Interest Rate") and _____% per annum on the Class E Notes (the "Class E Interest Rate"). With respect to any particular Class, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence.

          Principal will be payable as set out under "Distributions on Notes." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange (Section 2.03). Notes may be exchanged without a service charge, but the Issuer may require payment to cover taxes or other governmental charges (Section 2.03).

          INITIAL PRINCIPAL AMOUNT. $___________ for the Class A-1 Notes (the "Class A-1 Initial Principal Amount"), $___________ for the Class A-2 Notes (the "Class A-2 Initial Principal Amount"), $___________ for the Class A-3 Notes (the "Class A-3 Initial Principal Amount"), $___________ for the Class A-4 Notes (the "Class A-4 Initial Principal Amount"), $___________ for the Class A-5 Notes (the "Class A-5 Initial Principal Amount," together with the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount, the Class A-3 Initial Principal Amount and the Class A-4 Initial Principal Amount, the "Class A Initial Principal Amount"), $___________ for the Class B Notes (the "Class B Initial Principal Amount"), $___________ for the Class C Notes (the "Class C Initial Principal Amount"), $___________ for the Class D Notes (the "Class D Initial Principal Amount") and $___________ for the Class E Notes (the "Class E Initial Principal Amount"). See "Description of the Notes."

          DISCOUNTED PRESENT VALUE OF THE LEASES. The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges (each as defined below)) from the Leases (including Non-Performing Leases), discounted at a rate equal to _____%, (the "Discount Rate") which rate is equal to the sum of (a) the weighted average interest rate of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, each weighted by (i) the initial principal amount of the Class A-1 Notes, the initial principal amount of the Class A-2 Notes, the initial principal amount of the Class A-3 Notes, the initial principal amount of the Class A-4 Notes, the initial principal amount of the Class A-5 Notes, the initial principal amount of the Class B Notes, the initial principal amount of the Class C Notes, the initial principal amount of the Class D Notes, and the initial principal amount of the Class E Notes, as applicable, and (ii) the expected weighted average life (under a zero prepayment and no loss scenario) of each class of Notes, as applicable, and (b) the servicing fee rate of 0.75% per annum. The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts, Excess Copy Charges, Maintenance Charges or Fee Per Scan Charges), discounted at the Discount Rate. See "Description of the Notes--General." Each of the Indenture and the Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated after giving effect to any payments received prior to the date of calculation to the extent the payments relate to scheduled payments due and payable by the Lessees with respect to the applicable Due Period (defined below) and all prior Due Periods. "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges) from the Leases as of the Cut-Off Date, discounted at a rate equal to _____% (the "Statistical Discount Rate"). The Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $___________ and will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Series Pool--The Equipment." The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $___________.

          "Excess Copy Charges" are amounts charged to those Lessees on a fixed payment plan who surpass their fixed allotment of copies.

          "Maintenance Charges" are those amounts built into a fixed payment price for copiers which represents the cost charged to maintain the copiers.

          "Fee Per Scan Charges" are charges with respect to specific health care equipment leases where scan usage exceeds the monthly scan allowance.

          EXPECTED MATURITY; STATED MATURITY. The expected maturity dates with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes are the Payment Dates on ______________, ______________, ______________, ______________, and ______________,
respectively. The expected maturity date with respect to the Class B Notes, Class C Notes and Class D Notes are the Payment Dates on ______________, ______________ and ______________, respectively. The stated maturity date with respect to the Class A-1 Notes is the Payment Date on ______________ (the "Class A-1 Stated Maturity Date"), the stated maturity date with respect to the Class A-2 Notes is the Payment Date on ______________ (the "Class A-2 Stated Maturity Date"), the stated maturity date with respect to the Class A-3 Notes is the Payment Date on ______________ (the "Class A-3 Stated Maturity Date"), the stated maturity date with respect to the Class A-4 Notes is the Payment Date on ______________ (the "Class A-4 Stated Maturity Date"), the stated maturity with respect to the Class A-5 Notes is the Payment Date on ______________ (the "Class A-5 Stated Maturity Date"), the stated maturity date with respect to the Class B Notes is the Payment Date on ______________ (the "Class B Stated Maturity Date"), the stated maturity date with respect to the Class C Notes is the Payment Date on ______________ (the "Class C Stated Maturity Date") and the stated maturity date with respect to the Class D Notes is the Payment Date on ______________ (the "Class D Stated Maturity Date"). However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

          DETERMINATION DATE. The fifth day prior to each Payment Date (or the preceding business day, if that day is not a business day). On that date (each, a "Determination Date"), the Servicer will determine the amount of payments received on the Leases for the immediately preceding calendar month (each of those periods is a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."

          PAYMENT DATE. Payments on the Notes will be made on the ___________ day of each month (or if that day is not a business day, the next succeeding business day), commencing on ______________, to holders of record on the last business day preceding a payment date, or, if the notes are definitive notes, the last business day of the month preceding a payment date (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."

          INTEREST PAYMENTS. On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes since the last Payment Date will be the interest that has accrued on those Notes since the last Payment Date (or in the case of the first Payment Date, since the Issuance Date) (the "Interest Accrual Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, after giving effect to payments of principal to the holders of Class A-1 Notes (the "Class A-1 Noteholders"), the holders of Class A-2 Notes (the "Class A-2 Noteholders"), the holders of Class A-3 Notes (the "Class A-3 Noteholders"), the holders of Class A-4 Notes (the "Class A-4 Noteholders"), the holders of Class A-5 Notes (the "Class A-5 Noteholders," together with the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, the "Class A Noteholders"), the holders of Class B Notes (the "Class B Noteholders"), the holders of Class C Notes (the "Class C Noteholders"), the holders of Class D Notes (the "Class D Noteholders") and the holders of Class E Notes (the "Class E Noteholders," together with the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders, the "Noteholders"), respectively, on the preceding Payment Date. See "Description of the Notes--General" and "Distributions on Notes."

          PRINCIPAL PAYMENTS. For each Payment Date, each of the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described below and under "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, (iv) to the Class A-4 Noteholders only, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment and (v) to the Class A-5 Noteholders only, until the Outstanding Principal Amount on the Class A-5 Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class B Noteholders, the Class B Principal Payment, (c) to the Class C Noteholders, the Class C Principal Payment, (d) to the Class D Noteholders, the Class D Principal Payment, (e) to the Class E Noteholders, the Class E Principal Payment and (f) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor

Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

          "Additional Principal" with respect to each Payment Date equals (a) zero if each of the Class Target Investor Principal Amounts for Classes B, C, D and E exceed their respective Class Floors on that Payment Date and (b) in each other case, the excess, if any, of (i)(A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on that Payment Date, minus (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment to be paid on that Payment Date.

          The "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the ___________ Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, and (ii) on and after the ___________ Payment Date, the entire Outstanding Principal Amount on the Class A-1 Notes and
(b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount.

          The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

          The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

          The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.

          The "Class E Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class E Notes to the greater of the Class E Target Investor Principal Amount and the Class E Floor.

          The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Class E Target Investor Principal Amount with respect to each Payment Date is an amount equal to the product of (a) the Class E Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Class Floors" means the Class B Floor, the Class C Floor, the Class D Floor or the Class E Floor.

          The "Class Target Investor Principal Amounts" means the Class A Target Investor Principal Amount or the Class B Target Investor Principal Amounts or the Class C Target Investor Principal Amount or the Class D Target Investor Principal Amount or the Class E Target Investor Principal Amounts, respectively.

          The "Class A Percentage" will be equal approximately to _____%. The "Class B Percentage" will be equal approximately to _____%. The "Class C Percentage" will be equal approximately to _____%. The "Class D Percentage" will be equal approximately to _____%. The "Class E Percentage" will be equal approximately to _____%.

          The "Class B Floor" with respect to each Payment Date means (a) _____% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to that Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that Payment Date.

          The "Class C Floor" with respect to each Payment Date means (a) _____% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to that Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that Payment Date; provided, however, that if the Outstanding Principal Amount of the Class B Notes is less than or equal to the Class B Floor on that Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for that Payment Date.

          The "Class D Floor" with respect to each Payment Date means (a) ____% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to the Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on that Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for that Payment Date.

          The "Class E Floor" with respect to each Payment Date means (a) _____% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to that Payment Date, minus (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that Payment Date; provided, however, that if the Outstanding Principal Amount of the Class D Notes is less than or equal to the Class D Floor on that Payment Date, the Class E Floor will equal the Outstanding Principal Amount of the Class E Notes utilized in the calculation of the Class D Floor for that Payment Date.

          The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the applicable Determination Date over (b) the Outstanding Principal Amount of the Notes as of that Payment Date after giving effect to all principal payments made on that day.

          The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date applicable to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the applicable Determination Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in relation to interest on the Notes on that Payment Date, over (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          The "Servicing Fee" with respect to each Payment Date is an amount equal to one-twelfth of 0.75% times the Discounted Present Value of the Performing Leases, as of the prior Payment Date.

          COLLECTION ACCOUNT. The Trustee will establish and maintain an Eligible Account (the "Collection Account") into which the Servicer will deposit all Lease Payments, Casualty Payments, Termination Payments, proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties, and recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted a Substitute Lease for that Non-Performing Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined below) on or for each Lease included in the Series Pool within two Business Days of receipt thereof; provided that Residual Realizations (as defined below) will not be deposited in the Collection Account. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a Lease received and so deposited in the Collection Account shall constitute property of the Issuer, securing payments on the applicable Notes (Section 3.02(a)).

          An "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

          A "Casualty Payment" is any payment in accordance with a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

          A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required in accordance with the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation any Maintenance Charges), or other specific charges (including, without limitation, any Excess Copy Charges and Fee Per Scan Charges), shall not be Lease Payments hereunder.

          A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of the Lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

          The Servicer shall deposit within two Business Days of receipt the following funds, as received, into the Collection Account (Section 3.03(a)), including any funds deposited into the Collection Account from the Reserve Account, ("Available Funds"):

          (a) Lease Payments due during the prior Due Period (net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges);

          (b) recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted Substitute Leases for those Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

          (c) late charges received on delinquent Lease payments not advanced by the Servicer;

          (d) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties to the extent Copelco Capital has not substituted Substitute Leases for those Leases other than, with respect to a Warranty Lease, the Residual Warranty Payments. "Residual Warranty Payments" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the Discounted Present Value of the remaining Lease Payments associated with the Warranty Lease as of the beginning of the Due Period relating to that date of determination (plus any amounts previously due and unpaid);

          (e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;

          (f) Casualty Payments other than residual casualty payments ("Residual Casualty Payments") which are, at any date of determination with respect to a Lease, the excess of (a) the Casualty Payment associated with the Lease over (b) the Discounted Present Value of the remaining Lease Payments associated with the Lease as of the beginning of the Due Period relating to that date of determination (plus any amounts previously unpaid);

          (g)  Servicer Advances (as defined below);

          (h) Termination Payments to the extent the Issuer does not reinvest those Termination Payments in Additional Leases (as defined below) other than Residual Prepayments (as defined below); and

          (i) proceeds received once the Issuer exercises its right to redeem the Notes;

          (j) to the extent there occurs an Available Funds Shortfall (as defined below), funds, if any, on deposit in the Reserve Account to the extent of the Available Funds Shortfall.

          Available Funds will not include (a) cash flows realized from the sale or release of the Equipment following the expiration dates of the Leases, other than Equipment subject to Non-Performing Leases, (b) Residual Warranty Payments,
(c) Residual Casualty Payments and (d) Residual Prepayments (as defined below) ("Residual Realizations").

          "Residual Prepayments" means, at any date of determination with respect to a terminated Lease, the excess of (a) the payment associated with the terminated Lease over (b) the Discounted Present Value of the remaining Lease Payments of the terminated Lease as of the beginning of the Due Period relating to that date of determination (plus any amounts previously due and unpaid).

          RESERVE ACCOUNT. The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Issuance Date, the Issuer will make an initial deposit in an amount equal to [___%] of the Discounted Present Value of the Leases as of the Cut-Off Date into the Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay the amounts owing the Servicer, Interest Payments on the Notes and the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment (those payments, the "Required Payments" and that shortfall, an "Available Funds Shortfall"), the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and that deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) ____% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the then unpaid principal amounts (the "Outstanding Principal Amount") of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer (Section 3.05(c)).

          DISTRIBUTIONS ON NOTES. Payments on the Notes will commence on _________. On each Determination Date, the Servicer will determine the Available Funds and the Required Payments.

          For each Payment Date, the interest due with respect to the Notes will be the interest that has accrued on those Notes since the last Payment Date (or, in the case of the first Payment Date, since the Issuance Date), at the applicable Interest Rates applied to the Outstanding Principal Amount of each Class, after giving effect to payments of principal to Noteholders on the preceding Payment Date (or, in the case of the first Payment Date, the Issuance
Date), plus all previously accrued and unpaid interest on the Notes (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the Trustee to make required payments of principal and interest on the applicable Notes (Section 3.03(b)).

          For each Payment Date, Principal Payments due with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes until the Outstanding Principal Amount of each Class has been reduced to zero (Section 3.03(b)).

          Unless an Event of Default (as defined below) and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):

          (a)  to pay the Servicing Fee;

          (b) to reimburse unreimbursed Servicer Advances in relation to a prior Payment Date;

          (c) to make Interest Payments, owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders and Class A-5 Noteholders;

          (d)  to make Interest Payments on the Class B Notes;

          (e)  to make Interest Payments on the Class C Notes;

          (f)  to make Interest Payments on the Class D Notes;

          (g)  to make Interest Payments on the Class E Notes;

          (h) to make the Class A Principal Payment to (i) the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, then (iv) to the Class A-4 Noteholders only, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero, and finally (v) to the Class A-5 Noteholders only, until the Outstanding Principal Amount on the Class A-5 Notes is reduced to zero;

          (i)  to make the Class B Principal Payment to the Class B Noteholders;

          (j)  to make the Class C Principal Payment to the Class C Noteholders;

          (k)  to make the Class D Principal Payment to the Class D Noteholders;

          (l)  to make the Class E Principal Payment to the Class E Noteholders;

          (m) to pay the Additional Principal, if any, as an additional reduction of principal to the Class A Noteholders, as provided in Clause (h) above, until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, then to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero, and finally to the Class E Noteholders, until the Outstanding Principal Amounts on the Class E Notes has been reduced to zero;

          (n) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

          (o)  to the Issuer, the balance, if any.

          ADVANCES BY THE SERVICER. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on some or all Leases with respect to prior Due Periods. The Servicer will be reimbursed for the Servicer Advances from Available Funds on the following Payment Date. See "Distribution on Notes" above.

          EVENTS OF DEFAULT AND NOTICE THEREOF. The following events will be defined in the Indenture as "Events of Default" with respect to the Notes:

          (a) default in making Interest Payments when they become due and payable; or

          (b)  default in making Principal Payments at Stated Maturity; or

          (c) insolvency or bankruptcy events relating to the Issuer. (Section 6.01)

          The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods) (Sections 6.03 and 7.02).

          If an Event of Default occurs, the unpaid principal amount of the applicable Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the applicable Leases and Equipment unless the sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes unless directed to do so by the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (Section 6.03).

          Subsequent to an Event of Default and following any acceleration of the Notes in accordance with the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

               FIRST to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

               SECOND if the person then acting as Servicer under the Assignment and Servicing Agreement is not Copelco Capital or an affiliate of Copelco Capital, to the payment of all Servicing Fees then due to that person.

               THIRD first, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes pro rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate and Class A-5 Interest Rate respectively; second, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate; third, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate; fourth, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class D Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class D Interest Rate; fifth, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class E Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class E Interest Rate; sixth, to the payment of the Outstanding Principal Amount of the Class A-1 Notes; seventh, to the payment of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes pro rata to the date of payment thereof; eighth, to the payment of the Outstanding Principal Amount of the Class B Notes to the date of payment thereof; ninth, to the payment of the Outstanding Principal Amount of the Class C Notes; tenth, to the payment of the Outstanding Principal Amount of the Class D Notes; eleventh, to the payment of the Outstanding Principal Amount of the Class E Notes; provided, that the Noteholders may allocate that payments for interest, principal and premium at their own discretion, except that allocation shall not affect the allocation of those amounts or future payments received by any other Noteholder;

               FOURTH to the payment of amounts due under the $_______ __% Class R-1 Lease-Residual Backed Notes (the "Class R-1 Notes") and the $________ __% Class R-2 Lease-Residual Backed Notes (the "Class R-2 Notes");

               FIFTH to the payment of amounts then due the Trustee under the Indenture;

               SIXTH if the person then acting as servicer is Copelco Capital or an affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to that Person; and

               SEVENTH to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto (Section 6.06).

          The Issuer will be required to furnish annually to the Trustee, a statement of officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying that default (Section 8.09).

          The Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding will have the right to waive agreed upon defaults and, subject to agreed upon limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee (Sections 6.12). The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under that Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs (Section 7.01(b)). Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity (Section 6.12). Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

          MODIFICATION OF THE INDENTURE. With some exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the Indenture; but no modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding Notes and no modification may be made without the consent of the holder of each outstanding note affected thereby if it would (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute the suit for the enforcement of that payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under that Indenture or (c) modify any of
Section 9.02 of the Indenture except to increase any percentage or fraction set out in the Indenture or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Pledged Assets or, except as provided in the Indenture, terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive any Noteholder of the Security afforded by the lien of the Indenture. (Section 9.02).

          SERVICER EVENTS OF DEFAULT. The following events and conditions shall be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

          (b) so long as Copelco Capital is the Servicer, failure on the part of Copelco Capital to pay to the Trustee on the date when due, any payment required to be made by Copelco Capital in accordance with the Assignment and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of Copelco Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or Copelco Capital, as the case may be, by the Trustee, or to the Servicer or Copelco Capital, as the case may be, and the Trustee by any holder of the Notes;

          (d) if any representation or warranty of Copelco Capital made in the Assignment and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital in the Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that a material breach of any representation or warranty made by Copelco Capital in the Assignment and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital repurchases that lease and Equipment in accordance with the Assignment and Servicing Agreement to the extent provided within that agreement;

          (e)  insolvency or bankruptcy events relating to the Servicer;

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as the failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance;

          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of those judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          SERVICER TERMINATION. So long as a Servicer Event of Default under the Assignment and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in principal amount of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not Copelco Capital's obligations which shall survive that termination) under the Assignment and Servicing Agreement (Section 5.01). Upon the receipt by the Servicer of the written notice, all authority and power of the Servicer under the Assignment and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Trustee in accordance with and under the Assignment and Servicing Agreement and the Indenture.

          REDEMPTION. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Leases is less than or equal to 10% of the Discounted Present Value of the Leases in the applicable Series Pool as of the original Cut-Off Date. The Issuer will give notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for prepayment. Upon deposit of funds necessary to effect redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption.

                      PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on those Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Those payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of those payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital in accordance with the Assignment and Servicing Agreement. In that event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments."

          In the event a Lease becomes a Non-Performing Lease, a Lease subject to repurchase as a result of a breach of representation and warranty (a "Warranty Lease") or a Lease following a modification or adjustment to the terms of that Lease (an "Adjusted Lease"), Copelco Capital will have the option to substitute for the terminated Lease another Lease of similar characteristics (a "Substitute Lease") in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an early termination by a Lessee ("Early Lease Termination") which has been prepaid in full, Copelco Capital will have the option to transfer an additional Lease of similar characteristics (an "Additional Lease"). The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of those terminated Leases. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments.

          The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to those Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the applicable interest income is received by the Noteholders.

          The following chart sets forth the percentage of the Initial Statistical Principal Amount (as defined below) of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes which would be outstanding on the Payment Dates presented below assuming a Conditional Prepayment Rate ("CPR") of 0% and 12%, respectively, and were calculated using the Statistical Discount Rate. The "Initial Statistical Principal Amount" of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes is $______________, $______________, $______________, $______________, $______________,
$______________, $______________, $______________ and $______________,
respectively. The "Statistical Class Percentage" for the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes is equal to ____%, ____%, ____%, ____% and ____%, respectively. This information is hypothetical and is presented for illustrative purposes only. The CPR assumes that a fraction of the outstanding Series Pool is prepaid on each Payment Date, which implies that each Lease in the Series Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Series Pool. The CPR measures prepayments based on the outstanding Statistical Discounted Present Value of the Leases, after the payment of all scheduled payments on the Leases during that Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts described below are based upon the timely receipt of scheduled monthly Lease payments as of the Cut-Off Date, assume that the Issuer exercises its option to redeem the Notes and assume the Issuance Date is ___________ and the first Payment Date is _________. The following charts were created using the Statistical Class Percentage associated with the Statistical Initial Principal Amounts of the respective class.

                PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNTS AT THE RESPECTIVE CPR SET FORTH BELOW
=====================================================================================================================
                                                             0% CPR
                    -------------------------------------------------------------------------------------------------
   PAYMENT DATE     CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   CLASS A-5   CLASS B   CLASS C   CLASS D   CLASS E
------------------  ---------   ---------   ---------   ---------   ---------   -------   -------   -------   -------

ISSUANCE DATE
-------------
                           %           %           %           %           %         %         %         %         %
July 18, 1999
August 18, 1999
September 18, 1999
October 18, 1999
November 18, 1999
December 18, 1999
January 18, 2000
February 18, 2000
March 18, 2000
April 18, 2000
May 18, 2000
June 18, 2000
July 18, 2000
August 18, 2000
September 18, 2000
October 18, 2000
November 18, 2000
December 18, 2000
January 18, 2001
February 18, 2001
March 18, 2001
April 18, 2001
May 18, 2001
June 18, 2001
July 18, 2001
August 18, 2001
September 18, 2001
October 18, 2001
November 18, 2001
December 18, 2001
January 18, 2002
February 18, 2002
March 18, 2002
April 18, 2002
May 18, 2002
June 18, 2002
July 18, 2002
August 18, 2002
September 18, 2002
October 18, 2002
November 18, 2002
December 18, 2002
January 18, 2003
February 18, 2003
March 18, 2003
April 18, 2003
May 18, 2003
June 18, 2003
July 18, 2003

 WEIGHTED AVERAGE
  LIFE(1)(YEARS)
     To Call:
   To Maturity:

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to the Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNTS AT THE RESPECTIVE CPR SET FORTH BELOW
=====================================================================================================================
                                                             0% CPR
                    -------------------------------------------------------------------------------------------------
   PAYMENT DATE     CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   CLASS A-5   CLASS B   CLASS C   CLASS D   CLASS E
------------------  ---------   ---------   ---------   ---------   ---------   -------   -------   -------   -------

July 18, 1999
August 18, 1999
September 18, 1999
October 18, 1999
November 18, 1999
December 18, 1999
January 18, 2000
February 18, 2000
March 18, 2000
April 18, 2000
May 18, 2000
June 18, 2000
July 18, 2000
August 18, 2000
September 18, 2000
October 18, 2000
November 18, 2000
December 18, 2000
January 18, 2001
February 18, 2001
March 18, 2001
April 18, 2001
May 18, 2001
June 18, 2001
July 18, 2001
August 18, 2001
September 18, 2001
October 18, 2001
November 18, 2001
December 18, 2001
January 18, 2002
February 18, 2002
March 18, 2002
April 18, 2002
May 18, 2002
June 18, 2002
July 18, 2002
August 18, 2002
September 18, 2002
October 18, 2002
November 18, 2002
December 18, 2002
January 18, 2003
February 18, 2003
March 18, 2003
April 18, 2003
May 18, 2003
June 18, 2003
July 18, 2003

 WEIGHTED AVERAGE
  LIFE(1)(YEARS)
     To Call:
   To Maturity:

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to the Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                             SECURITY FOR THE NOTES

          Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected by filing UCC financing statements against the Issuer and Copelco Capital, (b) a security interest in the applicable Equipment owned by the Issuer and an assignment of the Issuer's security interest in the Equipment subject to Leases which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest ownership of the Equipment in the Lessee ("Nominal Buy-Out Leases"), which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below) and (c) all funds in the Collection Account and the Reserve Account.


                             THE INDENTURE TRUSTEE

          Manufacturers and Traders Trust Company will be the Trustee under the Indenture. Copelco Capital, as Transferor or Servicer, and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of local jurisdictions, the Trustee shall have the power to appoint a co-Trustee or a separate Trustee under the Indenture. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and the separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform acts, singly upon the separate Trustee or co-Trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

          The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuer may also remove each Trustee if the Trustee ceases to be eligible to continue as the Trustee under the Indenture, fails to perform in any material respect its obligations under the Indenture, or becomes insolvent. In those circumstances, the Issuer will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                       LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

          GENERAL. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

          The Leases are "hell or high water" leases, under which the obligations of the Lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Transferor or Servicer, the Issuer, or any other person or entity whatsoever.

          Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under the Lease. Although the Leases permit the lessor to repossess and dispose of the applicable Equipment in the event of a Lease default, and to credit those proceeds against the Lessee's liabilities thereunder, those remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

          UCC AND BANKRUPTCY CONSIDERATIONS. In accordance with the Assignment and Servicing Agreement, Copelco Capital will make a capital contribution to the Issuer of the Leases and Equipment owned by Copelco Capital and subject to the Leases, and assign its security interests in the Equipment subject to Nominal

Buy-Out Leases. Copelco Capital will warrant that each of the contribution of the Leases from Copelco Capital to the Issuer is an absolute assignment, that the contributions of its rights in the Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees in relation to all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC financing statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee will be filed in favor of the Issuer or the Trustee in the central filing location for any given state. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Transferor or Servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.C ss.ss. 101-1330 (the "Bankruptcy Code"), and applicable laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of an operating lease or contract constitutes a breach of that lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described by this Prospectus Supplement. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and those Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the applicable lease.

          NON-PETITION. Pursuant to the Indenture, the Trustee and the holders of the Offered Notes, and the holders of the Class E Notes with a stated maturity date of ______, the holders of the Class R-1 Notes with a stated maturity date of _________ and the Class R-2 Notes with a stated maturity date of ______ (the "Class R-2 Notes," together with the Class E Notes and the Class R-1 Notes, the "Private Notes") will agree not to institute, cooperate with or encourage others to institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any state bankruptcy or similar law in connection with any obligations relating to the Offered Notes and the Private Notes or the Indenture until the expiration of one year and one day (or if a preference period of the applicable jurisdiction is longer, the applicable preference period under that bankruptcy or similar law) from the date all of the Offered Notes and the Private Notes are paid in full.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          GENERAL. The following paragraphs together with the description of federal income tax consequences detailed in the Prospectus under the heading "Material Federal Income Tax Consequences" present the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. Tax Counsel's opinion does not purport to deal with all federal income tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, are not discussed below or in the Prospectus. In particular, this discussion applies only to investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

          The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel ("Tax Counsel") to the Issuer are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors are urged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Leases. Tax counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

          TAX CHARACTERIZATION OF THE ISSUER. Tax Counsel is of the opinion that the Issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

          TAX CHARACTERIZATION OF THE NOTES. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreement, the Notes will be treated as indebtedness for federal income tax purposes. Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the Notes will prevail. The IRS could recharacterize the Notes under several alternative theories. See "Material Federal Income Tax Consequences--Tax Characterization of the Notes" in the Prospectus.

          DISCOUNT AND PREMIUM. It is not anticipated that the Notes will be issued with any original issue discount. See "Material Federal Income Tax Consequences--Discount and Premium--Original Issue Discount" in the Prospectus. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Market Discount" in the Prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Premium" in the Prospectus.

          SALE OR EXCHANGE OF THE NOTES. If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. See "Material Federal Income Tax Consequences--Sale or Exchange" in the Prospectus.

          OTHER MATTERS. For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Material Federal Income Tax
Consequences--Backup Withholding" and "--Foreign Investors" in the Prospectus.


                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension, profit-sharing and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to those plans. In accordance with ERISA's fiduciary standards, before purchasing the Offered Notes, a fiduciary should determine whether an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

          Section 406 of ERISA and Section 4975 of the Code prohibit transactions involving the assets of plans subject thereto (each, a "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Transactions involving the purchase, holding or transfer of the Offered Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set out in 29 C.F.R. ss. 2510.3101 (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Offered Notes are treated as indebtedness for those purposes, the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a party in interest or disqualified person with respect to the applicable Benefit Plan. In this event, exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23 regarding transactions effected by "in-house asset managers." Each investor using assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

          Insurance companies considering the purchase of the Offered Notes should also consult their own counsel as to the application of the decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (510 U.S. 86). Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable federal, state or local law restrictions.

          Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Offered Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

          The sale of Notes to a Benefit Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.


                                  UNDERWRITING

          Under the terms and subject to the conditions described in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Issuer has agreed to sell and ___________ ("___________") and _________________ ("____________," and together with ____________ the
"Underwriters") each severally has agreed to purchase the principal amount of the Offered Notes described below:

                         ----------------        ----------------
                         PRINCIPAL AMOUNT        PRINCIPAL AMOUNT       TOTALS
--------------------   --------------------    --------------------   ----------
Class A-1 Notes         $                       $                      $
Class A-2 Notes         $                       $                      $
Class A-3 Notes         $                       $                      $
Class A-4 Notes         $                       $                      $
Class A-5 Notes         $                       $                      $
Class B Notes           $                       $                      $
Class C Notes           $                       $                      $
Class D Notes           $                       $                      $
                       -------------------     -------------------     ---------

   Totals              $                       $                       $

          The Issuer has been advised by Underwriters that the several Underwriters propose initially to offer the Notes to the public at the respective prices set out on the cover page of this Prospectus Supplement, and to dealers at that price, less a selling concession not in excess of ____% per Class A-1 Note, ____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note, _____% per Class A-5 Note, _____% per Class B Note, _____% per Class C Note and _____% per Class D Note. The Underwriters may allow and the dealers may reallow to other dealers, a discount not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note, _____% per Class A-5 Note, _____% per Class B Note, _____% per Class C Note and _____% per Class D Note. After the public offering, the public offering price and those concessions may be changed.

          The Underwriters will each represent and agree that:

          (a) it has not offered or sold, and, prior to the expiration of six months from the Issuance Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

          (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom the document may otherwise lawfully be issued, distributed or passed on.

          The Issuer and Copelco Capital, Inc. have agreed to jointly and severally indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Issuer has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

          The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transaction involve purchase of the Offered Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offered Notes originally sold by a syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Notes to be higher than they would otherwise be in the absence of those transactions. The Seller and the Underwriters do not represent that the Underwriters will engage in those transactions. Those transactions, once commenced, may be discontinued without notice at any time.

       __________ is serving as the placement agent for the Private Notes.


                                    EXPERTS

          The balance sheet of Copelco Capital Funding LLC 2000-A as of __________, 1999, has been included along with this Prospectus Supplement and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere, and upon the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

          Legal matters relating to the Notes will be passed upon for Copelco Capital, Inc., the Servicer and the Issuer by Spencer N. Lempert, General Counsel and Senior Vice President of Copelco Financial, and for Copelco Capital, the Issuer and the Underwriters by Dewey Ballantine LLP, New York, New York.


                          RATING OF THE OFFERED NOTES

          It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated at least " ", " " and " ", that the Class A-2, A-3, A-4 and A-5 Notes be rated at least " ", " " and " ", that the Class B Notes be rated at least " ", " " and " ", that the Class C Notes be rated at least " ", " " and
" " and that the Class D Notes be rated at least " ", " " and " " by __________________ ("________"), ______________("_______") and
___________________ ("__________"), respectively (each a "Rating Agency").

          The rating will reflect only the views of the Rating Agencies and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the applicable Offered Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any particular rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agencies if, in its judgment, circumstances so warrant. A revision or withdrawal of the rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the stated maturity date of the applicable class. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the holders of the Offered Notes.

                                 INDEX OF TERMS

TERM                                                                   PAGE(S)

Additional Lease............................................................29
Additional Principal........................................................21
Adjusted Lease..............................................................29
Available Funds.............................................................23
Available Funds Shortfall...................................................24
Available Reserve Amount....................................................24
Bankruptcy Code.............................................................34
Benefit Plan................................................................36
Casualty....................................................................23
Casualty Payment............................................................23
Class A Initial Principal Amount............................................19
Class A Noteholders.........................................................20
Class A Notes...............................................................18
Class A Percentage..........................................................22
Class A Principal Payment...................................................21
Class A Target Investor Principal Amount....................................21
Class A-1 Initial Principal Amount..........................................19
Class A-1 Interest Rate.....................................................18
Class A-1 Noteholders.......................................................20
Class A-1 Notes.............................................................18
Class A-1 Stated Maturity Date..............................................19
Class A-2 Initial Principal Amount..........................................19
Class A-2 Interest Rate.....................................................18
Class A-2 Noteholders.......................................................20
Class A-2 Notes.............................................................18
Class A-2 Stated Maturity Date..............................................20
Class A-3 Initial Principal Amount..........................................19
Class A-3 Interest Rate.....................................................18
Class A-3 Noteholders.......................................................20
Class A-3 Notes.............................................................18
Class A-3 Stated Maturity Date..............................................20
Class A-4 Initial Principal Amount..........................................19
Class A-4 Interest Rate.....................................................18
Class A-4 Noteholders.......................................................20
Class A-4 Notes.............................................................18
Class A-4 Stated Maturity Date..............................................20
Class A-5 Initial Principal Amount..........................................19
Class A-5 Interest Rate.....................................................18
Class A-5 Noteholders.......................................................20
Class A-5 Notes.............................................................18
Class A-5 Stated Maturity Date..............................................20
Class B Floor...............................................................22
Class B Initial Principal Amount............................................19
Class B Interest Rate.......................................................18
Class B Noteholders.........................................................20
Class B Notes...............................................................18
Class B Percentage..........................................................22
Class B Principal Payment...................................................21
Class B Stated Maturity Date................................................20
Class B Target Investor Principal Amount....................................21
Class C Floor...............................................................22
Class C Initial Principal Amount............................................19

Class C Interest Rate.......................................................18
Class C Noteholders.........................................................20
Class C Notes...............................................................18
Class C Percentage..........................................................22
Class C Principal Payment...................................................21
Class C Stated Maturity Date................................................20
Class C Target Investor Principal Amount....................................21
Class D Floor...............................................................22
Class D Initial Principal Amount............................................19
Class D Interest Rate.......................................................18
Class D Noteholders.........................................................20
Class D Notes...............................................................18
Class D Percentage..........................................................22
Class D Principal Payment...................................................21
Class D Stated Maturity Date................................................20
Class D Target Investor Principal Amount....................................22
Class E Floor...............................................................22
Class E Initial Principal Amount............................................19
Class E Interest Rate.......................................................18
Class E Noteholders.........................................................20
Class E Notes...............................................................18
Class E Percentage..........................................................22
Class E Principal Payment...................................................21
Class Floors................................................................22
Class R-1 Notes.............................................................27
Class R-2 Notes.............................................................27
Code........................................................................35
Collection Account..........................................................23
Copelco Capital..............................................................8
Copelco Financial...........................................................17
CPR.........................................................................30
Cumulative Loss Amount......................................................23
Cut-Off Date.................................................................8
Determination Date..........................................................20
Discount Rate...............................................................19
Discounted Present Value of the Leases......................................19
Discounted Present Value of the Performing Leases...........................19
Due Period..................................................................20
Eligible Account............................................................23
Equipment....................................................................8
ERISA.......................................................................35
Events of Default...........................................................26
Excess copy charges.........................................................19
Fee Per Scan Charges........................................................19
Indenture...................................................................18
Initial Principal Amount....................................................18
Initial Statistical Principal Amount........................................30
Interest Accrual Period.....................................................20
Interest Payments...........................................................20
Interest Rate...............................................................18
IRS.........................................................................35
Issuance Date................................................................8
Issuer.......................................................................8
Lease Contract...............................................................8
Lease Payment...............................................................23
Leases.......................................................................8

Lessee.......................................................................8
Lessees......................................................................8
Maintenance Charges.........................................................19
Manager.....................................................................17
Nominal Buy-Out Leases......................................................33
Non-Performing Leases........................................................8
Noteholders.................................................................20
Notes.......................................................................18
Offered Notes...............................................................18
Origination Groups...........................................................8
Outstanding Principal Amount................................................25
Outstanding Principal Amounts...............................................20
Overcollateralization Balance...............................................23
Plan Asset Regulations......................................................36
Pledged Assets...............................................................9
Principal Payments..........................................................20
Private Notes...............................................................34
PTCE........................................................................36
Rating Agency...............................................................38
Record Date.................................................................20
Required Payments...........................................................24
Required Reserve Amount.....................................................24
Reserve Account.............................................................24
Residual Casualty Payments..................................................24
Residual Prepayments........................................................24
Residual Realizations.......................................................24
Residual Warranty Payments..................................................24
Series Pool..................................................................8
Servicer.....................................................................8
Servicer Advance............................................................26
Servicer Events of Default..................................................28
Servicing Fee...............................................................23
Statistical Class Percentage................................................30
Statistical Discount Rate...................................................19
Statistical Discounted Present Value of the Leases..........................19
Substitute Lease............................................................29
Tax Counsel.................................................................35
Termination Payment.........................................................23
Underwriters................................................................36
Underwriting Agreement......................................................36
Warranty Lease..............................................................29

================================================================================




                                       $

                                Copelco Capital
                               Funding LLC 2000-A




               -------------------------------------------------

                              P R O S P E C T U S

               -------------------------------------------------





                                [UNDERWRITER(S)]




                                Dated __________







Until 90 days after the date of this Prospectus Supplement, all dealers that effect transactions in the Offered Notes, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and an accompanying Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus Supplement and an accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================


================================================================================

                          $__________ _____% Class A-1
                               Lease-Backed Notes




                          $__________ _____% Class A-2
                               Lease-Backed Notes




                          $__________ _____% Class A-3
                               Lease-Backed Notes




                          $__________ _____% Class A-4
                               Lease-Backed Notes




                          $__________ _____% Class A-5
                               Lease-Backed Notes




                           $__________ _____% Class B
                               Lease-Backed Notes




                           $__________ _____% Class C
                               Lease-Backed Notes




                           $__________ _____% Class D
                               Lease-Backed Notes



================================================================================